Exhibit 99.1

BRIGHTHOUSE FINANCIAL NAMES CONOR MURPHY EXECUTIVE VICE PRESIDENT AND

CHIEF OPERATING OFFICER

Murphy succeeds Peter Carlson, who will retire at the end of 2018

Charlotte, NC – JUNE 4, 2018 – Brighthouse Financial, Inc. (Nasdaq: BHF) today announced that Conor Murphy has been named executive vice president and chief operating officer (COO) effective as of June 5, 2018. Murphy succeeds Peter Carlson, who will become a special advisor to Eric Steigerwalt, Brighthouse Financial president and chief executive officer, until Carlson’s retirement at the end of 2018. As COO, Murphy will oversee the company’s finance and operations functions, and will continue to lead its client solutions and strategy groups.

“Conor’s deep industry and financial expertise, combined with his strong operational capabilities, make him ideally suited for this role,” said Steigerwalt. “Since joining Brighthouse Financial in 2017, Conor has been instrumental in defining our strategy, and executing on that strategy as we seek to create value for our advisors, their clients, and our shareholders.”

“Pete played a key role in the successful separation of Brighthouse Financial from MetLife and has helped us establish our strong foundation,” continued Steigerwalt. “We look forward to continuing to work with Pete in his new role until his retirement.”

Murphy joined Brighthouse Financial in 2017 as executive vice president and chief product and strategy officer. Prior to joining Brighthouse Financial, Murphy was the chief financial officer (CFO) for MetLife’s Latin America region. Murphy’s broad experience also includes the leadership of MetLife’s international strategic planning organization, serving as the head of investor relations for MetLife, as CFO for MetLife’s Europe, the Middle East and Africa region and as CFO for MetLife’s Investments organization.

Forward-Looking Statements

This news release and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as “anticipate,” “estimate,” “expect,” “project,” “may,” “will,” “could,” “intend,” “goal,” “target,” “forecast,” “objective,” “continue,” “aim,” “plan,” “believe” and other words and terms of similar meaning, or are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, trends in operating and financial results, as well as statements regarding the expected benefits of the separation from MetLife, Inc. and the recapitalization actions.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial, Inc. (“Brighthouse”). These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in Brighthouse’s most recent Annual Report on Form 10-K (the “Annual Report on Form 10-K”) filed with the U.S. Securities and Exchange Commission (the “SEC”), in our subsequent Quarterly Reports on Form 10-Q, including in the sections thereof captioned “Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors”, and in our subsequent Current Reports on Form 8-K. Brighthouse does not undertake any obligation to publicly correct or update any forward-looking statement if Brighthouse later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures Brighthouse makes on related subjects in reports to the SEC.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Nasdaq: BHF) is a major provider of annuities and life insurance in the U.S. Established by MetLife, we are on a mission to help people achieve financial security. We specialize in products that play an essential role in helping people protect what they’ve earned and ensure it lasts. Learn more at www.brighthousefinancial.com.

CONTACT

FOR INVESTORS David Rosenbaum (980) 949-3326 david.rosenbaum@brighthousefinancial.com	FOR MEDIA Tim Miller (980) 949-3121 tim.w.miller@brighthousefinancial.com